FINE HOST CORPORATION
                                          Computation of Per Share Earnings

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



                                                            Three Months Ended                       Nine Months Ended
                                                     September 24,       September 25,        September 24,     September 25,
                                                              1997                1996             1997               1996

Income applicable to Common Stock                      $   2,986          $    1,399           $    5,085           $   1,908
Stock warrant accretion                                       --                  --                   --              (1,300)
                                                       ---------           ---------            ---------           ---------
Net income available to Common
      Stockholders                                     $   2,986           $   1,399           $    5,085           $     608
                                                       =========           =========           ==========           =========

Weighted average number of common shares
      Outstanding                                      8,950,186           6,165,475            8,494,129           3,209,653
Average convertible Preferred shares
      outstanding                                             --                  --                   --             939,197
Assumed conversion of:
      Warrants                                                --                  --                   --             292,502
      Options                                            492,266              83,194              452,547              83,420
      Subordinated Notes                                  17,615                  --               36,404                  --
                                                       ---------           ---------            ---------           ----------
Average number of shares of Common Stock
      outstanding assuming full dilution               9,460,067           6,248,669            8,983,080           4,524,772
                                                       =========           =========            =========           =========

Net income per share assuming full dilution            $     .32           $     .22            $     .57           $     .13
                                                       =========           =========            =========           =========



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